REGISTRATION RIGHTS AGREEMENT
This REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of April 8, 2026 (the “Closing Date”), is entered into by and among Vitesse Energy, Inc., a Delaware corporation (the “Company”), and Titan Exploration LLC, a Delaware limited liability company (the “Seller”), and subsequent Holders (as defined below), from time to time parties hereto.
RECITALS
WHEREAS, this Agreement is being entered into pursuant to, and in connection with the closing of the transactions contemplated by, that certain Purchase and Sale Agreement, dated as of March 1, 2026, by and among the Company, Vitesse Energy, LLC, a Delaware limited liability company, and Seller (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”);
WHEREAS, on the Closing Date, in connection with the closing of the transactions contemplated by the Purchase Agreement, the Company has issued to Seller an aggregate of 1,935,698 shares of Common Stock (as defined herein) (the “Issued Shares”), in accordance with the terms of the Purchase Agreement; and
WHEREAS, the parties hereto have agreed to enter into this Agreement pursuant to which the Company hereby grants the Holders certain registration rights under the Securities Act and other rights with respect to the Registrable Securities (as defined herein) in furtherance of the foregoing.
NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I DEFINITIONS AND REFERENCES
Section 1.1 As used herein, the following terms shall have the following respective meanings:
“Affiliate” has the meaning ascribed to it, on the date hereof, under Rule 405 of the Securities Act. As used in this Agreement, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, direct or indirect, of the power to direct or cause the direction of management or policies of a Person (whether through ownership of voting securities, by contract or otherwise).
“Agreement” has the meaning set forth in the introductory paragraph. “Board” means the board of directors of the Company.
“Business Day” means any day other than a Saturday, Sunday, any federal holiday or any other day on which banking institutions in the State of New York are authorized or required to be closed by law or governmental action.

“Closing Date” has the meaning set forth in the introductory paragraph. “Commission” means the U.S. Securities and Exchange Commission.
“Common Stock” means the common stock of the Company, par value $0.01 per share. “Company” has the meaning set forth in the introductory paragraph.
“Company Securities” means, with respect to any Piggyback Underwritten Offering, the shares of Common Stock that the Company proposes to include in such Underwritten Offering for its own account.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.
“Holder” means, initially the Seller, and any Person to whom a Holder has assigned rights under this Agreement in accordance with Article V. A Person shall cease to be a Holder hereunder at such time as it ceases to hold any Registrable Securities.
“Holder Securities” means with respect to any Piggyback Underwritten Offering, the Registrable Securities requested to be included in such Piggyback Underwritten Offering by the Piggybacking Holders.
“Indemnified Party” has the meaning set forth in Section 3.3. “Indemnifying Party” has the meaning set forth in Section 3.3. “Issued Shares” has the meaning set forth in the recitals. “Losses” has the meaning set forth in Section 3.1.
“Managing Underwriter” means, with respect to any Underwritten Offering, the lead book-running manager(s) of such Underwritten Offering.
“Maximum Piggyback Number of Shares” has the meaning set forth in Section 2.3(c). “Opt-Out Holder” means a Holder that has delivered to the Company an Opt-Out Notice, and has not revoked such Opt-Out Notice, pursuant to Section 2.9. “Opt-Out Notice” has the meaning set forth in Section 2.9.
“Person” means any individual, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.
“Piggyback Underwritten Offering” has the meaning set forth in Section 2.3(a). “Piggybacking Holder” has the meaning set forth in Section 2.3(a).

“Registrable Securities” means (a) the Issued Shares and (b) any securities issued with respect to the Issued Shares because of or in connection with any dividend, distribution, split or in connection with any reclassification, reorganization or other recapitalization, merger, consolidation or otherwise; provided, however, that a Registrable Security shall cease to be a Registrable Security upon the earliest to occur of when (i) such Registrable Security has been disposed of pursuant to an effective Registration Statement, (ii) such Registrable Security has been disposed of under Rule 144 or any other exemption from the registration requirements of the Securities Act as a result of which the transferee thereof does not receive “restricted securities” as defined in Rule 144, (iii) such Registrable Security has been sold or disposed of in a transaction in which the Holder’s rights under this Agreement are not transferred or assigned pursuant to Article V of this Agreement and (iv) (x) such Registrable Security and all other Registrable Securities held by the Holder of such Registrable Security are eligible for immediate sale by such Holder without regard to the current public information condition in Rule 144(c)(1), and without volume or other limitations or requirements under Rule 144 and (y) the Holder, together with such Holder’s Affiliates, own Registrable Securities in an amount less than 2% of the outstanding shares of the Common Stock. Each such Holder shall provide Company with written notice as promptly as possible when Holder, together with such Holder’s Affiliates, own Registrable Securities in an amount less than 2% of the outstanding shares of Common Stock.
“Registration Expenses” means all expenses incurred incident to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration, filing and securities exchange listing fees, fees and expenses of complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, fees of transfer agents and registrars, all word processing, duplicating and printing expenses, fees and disbursements of counsel and independent public accountants and independent reserve engineers for the Company, and the reasonable fees and disbursements of one special legal counsel to represent all Holders in a Piggyback Underwritten Offering not to exceed $100,000 per Piggyback Underwritten Offering, but excluding any Selling Expenses.
“Registration Statement” means any registration statement of the Company filed or to be filed with the Commission under the Securities Act, including the related prospectus, amendments, and supplements to such registration statement, and including pre- and post-effective amendments and all exhibits and all material incorporated by reference in such registration statement.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.
“Selling Expenses” means all (a) underwriting fees, discounts and selling commissions allocable to the sale of Registrable Securities, (b) transfer taxes allocable to the sale of the Registrable Securities and (c) fees and disbursements of counsel to the Holders, other than those fees and disbursements of counsel required to be paid by the Company in connection with a Piggyback Underwritten Offering as provided for herein.
“Selling Holder” means a Holder selling Registrable Securities pursuant to a Registration Statement.

“Shelf Registration Statement” has the meaning set forth in Section 2.1(a).

“Suspension Period” has the meaning set forth in Section 2.2.
“Underwritten Offering” means an offering (including an offering pursuant to a Shelf Registration Statement) in which shares of Common Stock are sold to an underwriter for reoffer.
“Underwritten Offering Filing” means with respect to a Piggyback Underwritten Offering,
(i) a preliminary prospectus supplement (or prospectus supplement if no preliminary prospectus supplement is used) to an effective shelf Registration Statement (other than the Shelf Registration Statement) or (ii) a Registration Statement, in each case relating to such Piggyback Underwritten Offering.
“WKSI” means a “well-known seasoned issuer” as such term is defined in Rule 405.
Section 1.2 References. In this Agreement, unless otherwise expressly indicated, (a) each reference to an Article or Section is to the applicable Article or Section of this Agreement;
(b) the terms “herein”, “hereunder”, “hereof” or terms of similar import refer to this Agreement as a whole and not to any particular Article, Section or other part of this Agreement; (c) references to any Rule are to the applicable rule promulgated under the Securities Act; and (d) references to any statute, rule or regulation (or to any particular section or other part of any of the foregoing) include (i) such statute, rule or regulation (or part thereof) as amended and in effect from time to time and (ii) any successor statute, rule or regulation (or part thereof) to such statute, rule or regulation (or part thereof).
ARTICLE II REGISTRATION RIGHTS
Section 2.1    Shelf Registration.
(a)As soon as practicable after, and in any event within five (5) days following, the Closing Date, the Company shall prepare and file a “shelf” registration statement under the Securities Act to permit the resale of all of the Registrable Securities by the Holders from time to time as permitted by Rule 415 (such Registration Statement and any other Registration Statement contemplated by Section 2.1(b) or Section 2.1(c), the “Shelf Registration Statement”). The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to become or be declared effective as soon as practicable after the filing thereof; provided, however, that, if the Company is a WKSI at time of filing of the Shelf Registration Statement, the Shelf Registration Statement shall be an automatic shelf registration statement that becomes effective upon filing with the Commission pursuant to Rule 462(e). The Company shall notify the Holders of the effectiveness of the Shelf Registration Statement no later than one (1) Business Day after the Shelf Registration Statement becomes or is declared effective.
The Shelf Registration Statement shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities pursuant to Rule 415;

provided, however, that if the Company has filed the Shelf Registration Statement on Form S-1 and subsequently becomes eligible to use Form S-3 or any equivalent or successor form, the Company shall (i) file a post-effective amendment to the Shelf Registration Statement converting such Registration Statement on Form S-1 to a Registration Statement on Form S-3 or any

equivalent or successor form or (ii) file a new Shelf Registration Statement on Form S-3 or any equivalent or successor form, upon the effectiveness of which the Company may withdraw the Shelf Registration Statement on Form S-1. The Shelf Registration Statement shall contain a prospectus in such form as to permit any Holder to sell such Registrable Securities pursuant to Rule 415 at any time beginning on the effective date for such Registration Statement. The Shelf Registration Statement shall provide for the distribution or resale pursuant to any method or combination of methods legally available to the Holders.
(b)The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to remain effective, and to be supplemented and amended as promptly as practicable to the extent necessary to ensure that the Shelf Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all of the Registrable Securities by the Holders from time to time as permitted by Rule 415 until all of the Registrable Securities have ceased to be Registrable Securities or the earlier termination of this Agreement as to all Holders pursuant to Section 6.1.
(c)When effective, the Shelf Registration Statement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus contained in the Shelf Registration Statement, in the light of the circumstances under which such statements are made).
Section 2.2 Delay and Suspension Rights. Notwithstanding anything to the contrary contained herein, the Company may (a) delay the filing or effectiveness of a Shelf Registration Statement or (b) suspend the Holders’ use of any prospectus that is a part of a Shelf Registration Statement upon written notice to each Holder whose Registrable Securities are included in such Shelf Registration Statement (in which event such Holder shall discontinue sales of Registrable Securities pursuant to such Registration Statement but may settle any then-contracted sales of Registrable Securities), in each case, for a period of up to forty-five (45) consecutive days, if the Board determines, in its good faith judgment, (i) that such registration or offering would materially adversely interfere with any pending material financing or material acquisition, disposition, securities offering, merger, recapitalization, consolidation or reorganization or similar transaction involving the Company or (ii) that such registration or offering would require premature disclosure of material nonpublic information that is not otherwise then required by applicable law to be publicly disclosed, the premature disclosure of which could materially and adversely affect the Company (any such period, a “Suspension Period”); provided, however, that in no event shall any Suspension Periods collectively exceed an aggregate of ninety (90) days in any 12-month period; provided, further, that the number of days that the Company may so delay or suspend in accordance with this Section 2.2 in any 12-month period shall be reduced by the number of days in such period during which the Holders were obligated to discontinue their disposition of Registrable Securities pursuant to Section 2.5(b).
Section 2.3    Piggyback Registration Rights.
Subject to Section 2.3(c), if the Company at any time proposes to file an Underwritten Offering Filing for an Underwritten Offering of shares of Common Stock for its own account or for the account of any other Persons who have been granted registration rights, other than the Holders (a “Piggyback Underwritten Offering”), it will give written notice of such Piggyback Underwritten Offering to each Holder (other than any Opt-Out Holder), which notice shall include the anticipated filing date of the Underwritten Offering Filing and, if known, the number of shares of Common Stock that are proposed to be included in such Piggyback Underwritten Offering. Such notice shall be given promptly (and in any event at least five (5) Business Days before the filing of the Underwritten Offering Filing or two (2) Business Days before the filing of the Underwritten Offering Filing in connection with a bought or overnight Underwritten Offering). Each such Holder shall keep such notice from the Company and the fact of such Piggyback Underwritten Offering strictly confidential and not use or disclose such notice or information to any Person other than such Holder’s legal counsel. Each such Holder shall then have three (3) Business Days (or one (1) Business Day in the case of a bought or overnight Underwritten Offering) after the date on which the Holders received notice pursuant to this Section 2.3(a) to request inclusion of Registrable Securities in the Piggyback Underwritten Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Holder and such other information as is reasonably required to effect the inclusion of such Registrable Securities) (any such Holder making such request, a “Piggybacking Holder”). If no request for inclusion from a Holder is received within such period, such Holder shall have no further right to participate in such Piggyback Underwritten Offering. Subject to Section 2.3(c), the Company shall use its commercially reasonable efforts to include in the Piggyback Underwritten Offering all Registrable Securities that the Company has been so requested to include by the Piggybacking Holders; provided, however, that if, at any time after giving written notice of a proposed Piggyback Underwritten Offering pursuant to this Section 2.3(a), the Company or such other Persons who have been granted registration rights, as applicable, shall determine for any reason not to proceed with or to delay such Piggyback Underwritten Offering, the Company shall give written notice of such determination to the Piggybacking Holders and (i) in the case of a determination not to proceed, shall be relieved of its obligation to include any Registrable Securities in such Piggyback Underwritten Offering, and
(ii) in the case of a determination to delay, shall be permitted to delay inclusion of any Registrable Securities for the same period as the delay in including the shares of Common Stock to be sold for the Company’s account or for the account of such other Persons who have been granted registration rights, as applicable.
(d)Each Piggybacking Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggyback Underwritten Offering at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Company of its request to withdraw.

Priority of Rights. If the Managing Underwriter of the Piggyback Underwritten Offering shall inform the Company of its belief that the number of Registrable Securities requested to be included in such Piggyback Underwritten Offering, when added to the number of shares of Common Stock proposed to be offered by the Company or such other Persons who have been granted registration rights would adversely affect such offering, then the Company shall include in such Piggyback Underwritten Offering, to the extent of the total number of securities which the Company is so advised can be sold in such offering without so adversely affecting such offering (the “Maximum Piggyback Number of Shares”), shares of Common Stock in the following priority: (i) if the Piggyback Underwritten Offering is initiated for the account of the Company, (1) first, the Company Securities; (2) second, to the extent that the number of Company Securities is less than the Maximum Piggyback Number of Shares, the Holder Securities proposed to be included, pro rata among the Holders based on the number of shares of Common Stock each requested to be included, and (3) third, to the extent that the number of Company Securities plus the number of Holder Securities proposed to be included is less than the Maximum Piggyback Number of Shares, the shares of Common Stock that other Persons who have been granted registration rights propose to include, pro rata among such other Persons based on the number of shares of Common Stock each requested to be included and (ii) if the Piggyback Underwritten Offering is initiated for the account of any Other Holder(s), (1) first, the Other Holder Securities for whose account the Piggyback Underwritten Offering is initiated, pro rata among such Other Holders based on the number of shares of Common Stock each requested to be included, (2) second, to the extent that the number of securities of such Other Holders is less than the Maximum Piggyback Number of Shares, the Holder Securities and any Other Holder Securities for whose account the Piggyback Underwritten Offering was not initiated, pro rata among such Holders and Other Holders based on the number of shares of Common Stock each requested to be included, (3) third, to the extent that the number of securities of such Other Holders and such Holders and Other Holders is less than the Maximum Piggyback Number of Shares, the shares of Common Stock that other Persons who have been granted registration rights propose to include, pro rata among such other Persons based on the number of shares of Common Stock each requested to be included, and (4) fourth, to the extent that the aggregate number of securities in immediately preceding clauses (1)-(3) is less than the Maximum Piggyback Number of Shares, any Company Securities.
(e)At-the-Market Offerings. Notwithstanding anything in this Section 2.3 to the contrary, no Holder shall have any right to include any securities in any offering by the Company of securities executed pursuant to any “at the market” program that the Company may have in effect from time to time on or after the date of this Agreement.
(f)Termination of Piggyback Registration Rights. The rights granted to Holders to participate in a Piggyback Underwritten Offering pursuant to this Section 2.3 shall terminate automatically upon such Holder, together with its Affiliates ceasing to hold at least [To include half of the number of shares issued at Closing] shares of Registrable Securities. Such Holder shall as promptly as possible notify the Company in writing when such Holder, together with its Affiliates, hold less than [To include half of the number of shares issued at Closing] shares of Registrable Securities.

Section 2.4    Participation in Underwritten Offerings.
No Holder may sell Registrable Securities in any Underwritten Offering contemplated by Section 2.3 unless it agrees to sell such Registrable Securities on the same basis provided in the underwriting or other distribution arrangements approved by the Company or, to the extent of an Underwritten Offering initiated by Other Holders, such Other Holders and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lockups and other customary documents as may be reasonably required under the terms of such arrangements; provided, however, that no Holder shall be required to make any representations or warranties to the Company or any underwriter (other than representations and warranties regarding such Holder’s ownership of its Registrable Securities to be sold or transferred, such Holder’s power and authority to effect such transfer, and such matters pertaining to compliance with securities laws as may be reasonably requested by the Company or the underwriters, and such other representations, warranties and other provisions relating to such Holder’s participation in such Underwritten Offering as may be reasonably requested by the underwriters) or to undertake any indemnification obligations to the Company with respect thereto, except as otherwise provided in Article III.
(g)In connection with any Piggyback Underwritten Offering in which any Piggybacking Holder includes Registrable Securities pursuant to Section 2.3, such Piggybacking Holder agrees if reasonably requested by the Managing Underwriter, not to effect any public sale or distribution of the Registrable Securities for a period following completion of such Underwritten Offering no longer than the duration of the shortest restriction generally imposed by the underwriters of such public sale or distribution on the Company or on its executive officers and directors or any stockholder of the Company on whom a restriction is imposed. Without limiting the generality of the foregoing, (a) no Holder participating in such offering shall be required to sign a lock-up agreement that contains restrictions that are more restrictive than the restrictions contained in the lock-up agreements executed by any other holder of Common Stock participating in such offering, and (b) each Holder shall be released, pro rata, from any lock-up agreement entered into pursuant to this Section 2.3(b) in the event and to the extent that the Managing Underwriter or the Company permit any discretionary waiver or termination of the restrictions of any lock-up agreement pertaining to any executive officer, director or participating holder of Common Stock.
Section 2.5    Registration Procedures.
(a)In connection with its obligations under this Article II, the Company will take all reasonably necessary action to facilitate and effect the transactions contemplated thereby, including, but not limited to, the following:
(i)promptly prepare and file with the Commission, and use its commercially reasonable efforts to cause to be declared or become effective as soon as reasonably practicable, each Registration Statement contemplated by this Agreement with respect to all Registrable Securities as provided herein and make all required filings with the Financial Industry Regulatory Authority;

(ii)promptly prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Selling Holder thereof set forth in such Registration Statement;
before filing any Registration Statement, prospectus or any amendments or supplements thereto provide reasonable advance notice thereof to each Selling Holder and, if requested, furnish a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto)

proposed to be filed, and the Company shall not file any such Registration Statement or prospectus or any amendments or supplements thereto in respect of which a Selling Holder has provided or must provide information for the inclusion therein without such Selling Holder being afforded an opportunity to review such documentation;
(iii)furnish to each Selling Holder, without charge, such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including without limitation all exhibits), such number of copies of the prospectus contained in such Registration Statement (including without limitation each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, in conformity with the requirements of the Securities Act, and such other documents, as such Selling Holder may reasonably request;
(iv)if applicable, use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as each Selling Holder thereof shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of the securities owned by such Selling Holder, provided however, that the Company shall not for any such purpose be required to qualify generally to do business in any jurisdiction where it is not then required to so qualify or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;
(v)in the case of an Underwritten Offering, use its commercially reasonable efforts to furnish or caused to be furnished to the underwriters, with a copy to a Selling Holder as such Selling Holder may reasonably request, customary auditor “comfort” letters, legal opinions and reports of the independent reserve engineers of the Company;
(vi)in accordance with Section 2.2 of this Agreement, promptly notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made promptly prepare and file a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;
otherwise comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(vii)provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;
(viii)make available to the appropriate representatives of the Managing Underwriter and the Selling Holders access to such information and the Company personnel as is reasonable and customary to enable such parties to establish a due diligence defense under the Securities Act; provided, however, that the Company need not disclose any information to any such representative unless and until such representative has entered into a confidentiality agreement with the Company;
(ix)use its commercially reasonable efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement, and, if any such order suspending the effectiveness of such Registration Statement is issued, promptly use its commercially reasonable efforts to obtain the withdrawal of such order at the earliest possible moment;
(x)promptly notify the Holders (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threat of any proceedings for that purpose, (ii) of any delisting or pending delisting of the Common Stock by any national securities exchange or market on which the Common Stock are then listed or quoted, and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction or the initiation of any proceeding for such purpose;
(xi)use its commercially reasonable efforts to cause all Registrable Securities covered by such Registration Statement to be listed on any securities exchange on which the Common Stock is then listed; and
(xii)enter into customary agreements and use its commercially reasonable efforts to take such other actions as are reasonably requested by the Selling Holders or the Managing Underwriter in order to expedite or facilitate the disposition of such Registrable Securities.

(b)Each Holder agrees by acquisition of Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.5(a)(vii), such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.5(a)(vii) as filed with the Commission or until it is advised in writing by the Company that the use of such Registration Statement may be resumed, and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.
Section 2.6    Cooperation by Holders. The Company shall have no obligation to include Registrable Securities of a Holder in any Registration Statement or Piggyback Underwritten

Offering if such Holder has failed to timely furnish such information that the Company determines, after consultation with its counsel, is reasonably required to be furnished or confirmed in order for any Registration Statement or prospectus supplement, as applicable, to comply with the Securities Act.
Section 2.7 Expenses. The Company shall be responsible for all Registration Expenses incident to its performance of or compliance with its obligations under this Article II. Each Selling Holder shall pay its pro rata share of all Selling Expenses in connection with any sale of its Registrable Securities hereunder.
Section 2.8 No Inconsistent Agreements. The Company is not a party to as of the date hereof and shall not hereafter enter into any agreement with respect to its securities that in any way violates or subordinates rights granted to the Holders by this Agreement without the prior written consent of the Holders of a majority of the then outstanding Registrable Securities.
Section 2.9 Opt-Out Notices. Any Holder may deliver notice (an “Opt-Out Notice”) to the Company requesting that such Holder not receive notice from the Company of any proposed Piggyback Underwritten Offering; provided, however, that such Holder may later revoke any such Opt-Out Notice by giving notice to the Company of such revocation. Following receipt of an Opt-Out Notice from a Holder (unless subsequently revoked), the Company shall not deliver any notice to such Opt-Out Holder pursuant to Section 2.3, and such Opt-Out Holder shall no longer be entitled to the rights associated with any such notice.
ARTICLE III INDEMNIFICATION AND CONTRIBUTION
Section 3.1 Indemnification by the Company. In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Agreement, the Company will indemnify and hold harmless each Holder, its Affiliates and their respective officers, directors, employees, agents and managers and each Person (if any) that controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees) (collectively, “Losses”) caused by, arising out of, resulting from or related to

(i) any untrue statement or alleged untrue statement of a material fact (a) contained in any Registration Statement relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) included in any prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any other similar foreign, federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company thereunder in connection with any such registration, in the case of each of clause (i) and clause (ii), solely in connection with any registration of Registrable Securities requested or required under this Agreement and (without limitation of the preceding portions of this Section 3.1) will reimburse each such indemnified person for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such Loss; provided, however, that such indemnity shall not apply to that portion of such Losses caused by, or arising out of, resulting from or related to (x) any untrue statement, or alleged untrue statement or any such omission or alleged omission, to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Holder expressly for use therein.
Section 3.2 Indemnification by the Holders. Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, its officers and directors and each Person (if any) that controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Losses caused by, arising out of, resulting from or related to (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or prospectus relating to Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of any prospectus, in the light of the circumstances under which such statement is made), only to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of such Holder expressly for use therein or (b) such Holder not sending or giving, at or prior to the written confirmation of the applicable sale of Registrable Securities, a copy of the final prospectus as then amended or supplemented, whichever is most recent, if the Company has previously furnished copies thereof to such indemnified person and such final prospectus, as then amended or supplemented, has corrected any such misstatement or omission; provided, however, that in no event shall a Holder be required to indemnify an aggregate amount in excess of the dollar amount of proceeds (net of such Holder’s Selling Expenses) received by such Holder from the sale of Registrable Securities giving rise to such indemnification.
Section 3.3 Indemnification Procedures. Promptly after receipt of notice of the commencement of any action or claim involving any Person in respect of which indemnity may be sought pursuant to

Section 3.1 or Section 3.2, such Person (the “Indemnified Party”) shall notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing (provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article III, except to the extent the Indemnifying Party is actually and materially prejudiced by such failure to give notice), and the Indemnifying Party shall be entitled to participate in such Proceeding and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party that it so chooses, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (a) if the Indemnifying Party fails to assume the defense or employ counsel reasonably satisfactory to the Indemnified Party, (b) if such Indemnified Party who is a defendant in any Proceeding that is also brought against the Indemnifying Party reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party that are not available to the Indemnifying Party or (c) if the interests of the Indemnified Party reasonably may be deemed to conflict with the interests of the Indemnifying Party, then, in any such case, the Indemnified Party shall have the right to assume its own defense (but with no more than one firm of counsel for all Indemnified Parties in each jurisdiction, except to the extent any Indemnified Party or Parties reasonably shall have concluded that there may be legal defenses available to such party or parties that are not available to the other Indemnified Parties or to the extent representation of all Indemnified Parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the Indemnifying Party shall be liable for reasonable expenses therefor. If such defense is assumed by the Indemnified Party, the Indemnifying Party shall not be subject to any liability for any settlement made by the Indemnified Party without consent of the Indemnifying Party (but such consent shall not be unreasonably withheld). No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement of, or consent to the entry of any judgment with respect to, any action or claim in respect of which indemnification or contribution may be sought hereunder unless such settlement or judgment includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim.
Section 3.4    Contribution.
(a)If the indemnification provided for in this Article III is unavailable to an Indemnified Party in respect of any Losses in respect of which indemnity is to be provided hereunder, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by law contribute to the amount paid or payable by such Indemnified Party as a result of such Losses as between the Indemnifying Party on the one hand and the Indemnified Party on the other hand in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions or actions that resulted in such Losses, as well as any other relevant equitable considerations; provided, however, that in no event shall a Holder be required to contribute an aggregate amount in excess of the dollar amount of proceeds (net of such Holder’s Selling Expenses) received by such Holder from the sale of Registrable Securities giving rise to such indemnification. The relative fault of the

Company (on the one hand) and a Holder (on the other hand) shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Article III were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 3.4(a). The amount paid or payable by an Indemnified Party as a result of the Losses, referred to in Section 3.4(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such Loss which is the subject of Section 3.4(a). No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

ARTICLE IV RULE 144
With a view to making available the benefits of certain rules and regulations of the Commission that may permit the resale of the Registrable Securities without registration, the Company agrees to use its commercially reasonable efforts to:
(a)make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144, at all times from and after the date hereof;
(b)file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof;
(c)so long as a Holder owns any Registrable Securities, furnish unless otherwise available via the Commission’s EDGAR filing system, to such Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration; and
(d)take such further action as any Holder may reasonably request to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144, including, without limitation, delivering customary legal opinions, consents, certificates, resolutions and instructions to the Company’s transfer agent without unreasonable delay, and in each case as may be reasonably requested from time to time by the Holder, and otherwise use commercially reasonable efforts to cooperate with Holder and Holder’s broker in their efforts to effect such sale of securities pursuant to Rule 144.
ARTICLE V

TRANSFER OR ASSIGNMENT OF RIGHTS
All or any portion of the rights and obligations of any Holder under this Agreement may be transferred or assigned by such Holder only in accordance with this Article V. The rights to cause the Company to include Registrable Securities in any registration statement contemplated by this Agreement may be transferred or assigned by any Holder with a transfer of Registrable Securities to any Affiliate of such Holder that is not a portfolio company; provided, however, that the Company is given written notice prior to any said transfer or assignment, stating the name and address of each such transferee and identifying the securities with respect to which such registration rights are being transferred or assigned and as a condition to the effectiveness of such transfer, each such transferee or assignee assumes in writing responsibility for its portion of the obligations of such Holder under this Agreement whereupon such transferee shall become a “Holder” for all purposes of this Agreement. The Company may not transfer or assign any portion of its rights and obligations under this Agreement without the prior written consent of the Holders of at least a majority of the outstanding Registrable Securities, except that the Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction.
ARTICLE VI MISCELLANEOUS
Section 6.1 Termination. This Agreement shall terminate as to any Holder when such Holder no longer owns any shares of Common Stock that constitute Registrable Securities; provided, however, that Article III and this Article VI shall survive any termination hereof.
Section 6.2 Severability. If any provision of this Agreement, or any application thereof, is held invalid, illegal, or unenforceable in any respect under any law, this Agreement shall be reformed to the extent necessary to conform, in each case consistent with the intention of the parties, to such law, and, to the extent such provision cannot be so reformed, then such provision (or the invalid, illegal, or unenforceable application thereof) shall be deemed deleted from (or prohibited under) this Agreement, as the case may be, and the validity, legality, and enforceability of the remaining provisions contained herein (and any other application of such provision) shall not in any way be affected or impaired thereby.
Section 6.3 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement.
Section 6.4 Remedies. In the event of actual or potential breach by the Company of any of its obligations under this Agreement, each Holder, in addition to being entitled to exercise all rights granted by law and under this Agreement, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

Section 6.5    Governing Law; Waiver of Jury Trial.
(a)This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would direct the application of the laws of another jurisdiction.
(b)THE PARTIES HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM BROUGHT BY ANY PARTY AGAINST ANOTHER IN ANY MATTER WHATSOEVER ARISING OUT OF, IN RELATION TO, OR IN CONNECTION WITH, THIS AGREEMENT.
Section 6.6 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of each of the parties hereto, including subsequent Holders to the extent permitted herein.

Section 6.7 Notices. All notices, requests and other communications to any party under or otherwise in connection with this Agreement shall be in writing and shall be deemed to have been duly given (a) if delivered in person; (b) if transmitted by electronic mail (“e-mail”) (following appropriate confirmation of receipt by return email, including an automated confirmation of receipt; provided, however, that each notice party shall use reasonable best efforts to confirm receipt of any such email correspondence promptly upon receipt of such request); (c) if sent by certified or registered United States mail (postage prepaid, return receipt requested), or
(d) if sent by a nationally recognized overnight delivery service for next day delivery, in each case as addressed as follows:
If to the Company, to:
Vitesse Energy, Inc.
5619 DTC Parkway, Suite 700 Greenwood Village, Colorado 80111 Attention: James Henderson
Email: jimmyhenderson@vitesse-vts.com; legal@vitesse-vts.com with copies to (which shall not constitute notice):
Vinson & Elkins L.L.P.
1114 Sixth Avenue, 32nd Floor New York, New York 10036
Attention: John Grand; Brenda Lenahan
Email: jgrand@velaw.com; blenahan@velaw.com If to Seller, to
Titan Exploration, LLC

15 Little West 12th Street, 4th Floor New York, New York 10014 Attention: Neil McMahon; Josh Vick
Email: [redacted]
with a copy to (which shall not constitute notice):
Simpson Thacher & Bartlett LLP 1000 Main Street, Suite 2900
Houston, Texas 77002
Attention: Katy Lukaszewski; John C. Brannan III
Email: katy.lukaszewski@stblaw.com; john.brannan@stblaw.com
If to any other Holder, to such Holder’s address specified pursuant to Article V.
All notices shall be deemed to have been duly given at the time of receipt by the party to which such notice is addressed.

Section 6.8 Amendment. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by the Company and the Holders of a majority of the then outstanding Registrable Securities.
Section 6.9 Entire Agreement. Except as otherwise expressly provided herein, this Agreement (together with each of the Purchase Agreement and any other documents and instruments executed pursuant hereto) constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith.
Section 6.10 Third Party Beneficiaries. Except as otherwise expressly provided herein, this Agreement shall not confer any rights or remedies upon any Person other than the parties hereto and their respective successors and permitted assigns and other Persons expressly named herein.
Section 6.11 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. A party’s delivery of an executed counterpart signature by facsimile or email is as effective as executing and delivering this Agreement in the presence of the other parties. No party shall be bound until such time as all of the parties have executed counterparts of this Agreement.
[Signature pages follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its undersigned duly authorized representative as of the date first written above.

VITESSE ENERGY, INC. a Delaware corporation
By: /s/ James P. Henderson
James P. Henderson
Chief Financial Officer
SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT

TITAN EXPLORATION, LLC
By: /s/ Neil McMahon Neil McMahon Manager

SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT